Exhibit 99.1

Motorola Solutions Reports First-Quarter 2012 Financial Results

Record first-quarter sales and operating earnings

•	Sales of $2.0 billion, up 7 percent from a year ago

•	Government sales of $1.3 billion, up 11 percent from a year ago

•	GAAP operating earnings of $232 million, up 37 percent from a year ago

•	Non-GAAP operating earnings of $290 million, up 9 percent from a year ago

•	Repurchased $1.4 billion of shares in the quarter

(In millions, except earnings per share)	Q1 2012	Q1 2011		Change
Total sales	$1,956	$1,834		7%
GAAP operating earnings	$232	$169		37%
Non-GAAP operating earnings	$290	$266		9%
GAAP EPS from continuing operations*	$0.50	$1.07	†	(53)%
Non-GAAP** EPS from continuing operations*	$0.59	$0.54		9%

†	Includes $0.69 of income from highlighted items primarily related to a $244 million non-cash gain related to the reversal of valuation allowances on tax assets.

Click here for printable press release and financial tables.

SCHAUMBURG, Ill. – April 25, 2012 – Motorola Solutions, Inc. (NYSE: MSI) announced today its first-quarter 2012 results highlighted by sales of $2 billion, up 7 percent from the first quarter of 2011 and driven by strong worldwide demand in its Government segment.

“Motorola Solutions had a great start to the year by posting record first-quarter sales and operating earnings while also returning approximately $1.4 billion to shareholders,” said Greg Brown, chairman and CEO.

GAAP operating earnings in the first quarter of 2012 were $232 million or 11.9 percent of sales, compared to $169 million or 9.2 percent of sales in the first quarter of 2011. GAAP earnings per share (EPS) from continuing operations* were $0.50, compared to $1.07 in the first quarter of 2011. The first-quarter 2011 GAAP EPS from continuing operations includes $0.69 of income from highlighted items primarily related to a $244 million non-cash gain related to the reversal of valuation allowances on tax assets.

Non-GAAP** operating earnings in the first quarter of 2012 were $290 million or 14.8 percent of sales, compared to $266 million or 14.5 percent of sales in the first quarter of 2011. Non-GAAP earnings per share from continuing operations were $0.59, compared to $0.54 in the first quarter of 2011. Non-GAAP financial information excludes after-tax benefits of approximately $0.09 per diluted share related to stock-based compensation expense, intangible assets amortization expense and highlighted items. Details on these Non-GAAP adjustments and the use of Non-GAAP measures are included later in this press release.

During the first quarter of 2012, the company generated $69 million in operating cash flow from continuing operations. Operating cash flows in the quarter were impacted by approximately $200 million related to the timing of certain annual incentives historically paid in the second quarter and a legal settlement. During the quarter, the company repurchased $1.4 billion in stock, paid $70 million in dividends and ended the quarter with total cash*** of $3.8 billion.

Government segment sales were $1.3 billion, up 11 percent from the year-ago quarter, driven by growth in all regions. GAAP operating earnings were $150 million or 11.5 percent of sales compared to $99 million or 8.5 percent of sales in the year-ago quarter. Non-GAAP operating earnings were $184 million or 14.1 percent of sales compared to $134 million or 11.5 percent of sales in the year-ago quarter.

Government highlights:

•	Awarded prime contractor for the Norwegian nationwide TETRA project, with anticipated revenues of approximately $750 million through 2026

•

Secured multi-million dollar contracts with the U.S. Department of Defense, the Canada Department of National Defense, the Royal Australian Airforce, Sumter County in Florida, Colombia County in Georgia, Warren County in Ohio, Adams County in Pennsylvania, Pierce County in Washington, Mumbai Airport, Aerothai Airways in Thailand and Hong Kong Mass Transit

•	Continued to demonstrate leadership in public safety LTE with contract to expand the Harris County, Texas, Public Safety LTE wide-area broadband network

•	Introduced the LEX 700, the first handheld Public Safety LTE device, which delivers unprecedented access to “street ready” data in a compact, rugged format

•

Expanded the MOTOTRBO™ professional digital communications portfolio with the SL Series, the world’s thinnest, lightest digital mobile radio portable for industries such as hospitality, services, security and airlines

Enterprise segment sales were $655 million, down 2 percent from the year-ago quarter, which included a $31 million decline in iDEN sales. Sales excluding iDEN were up, driven by growth in North America and Asia Pacific. GAAP operating earnings were $82 million or 12.5 percent of sales compared to $70 million or 10.5 percent of sales in the year-ago quarter. Non-GAAP operating earnings were $106 million or 16.2 percent of sales compared to $132 million or 19.8 percent of sales in the year-ago quarter.

Enterprise highlights:

•	Continued growth with contracts from key customers such as United Airlines, TNT Express (Germany), Commonwealth Edison, Macy’s, and Goya Foods

•

Began shipping ET1 tablets with early customer wins such as Mayer Electric, a wholesale-distributor of electrical equipment and supplies, which deployed ET1 tablets in its trucks for drivers to use a direct store delivery application to capture signatures at point of delivery

•

Launched the NX Integrated Services Platform to simplify retailers’ deployment and management of branch office networking and communications, allowing retail associates to have mobile access to voice, data and advanced applications, all delivered by a single platform

•	Introduced the DS3500-ER series of scanners, capable of scanning 1D, 2D and GS1 codes at extended ranges to improve worker productivity and reduce the need for businesses to purchase multiple devices

Second-Quarter and Full-Year 2012 Outlook

The company expects second-quarter sales to grow approximately 6 percent compared with the second quarter of 2011, with earnings per share from continuing operations of $0.65 to $0.70. The company reaffirms its full year 2012 outlook of sales growth of approximately 5 percent compared with 2011 and operating earnings of approximately 17 percent of sales. This outlook excludes stock-based compensation expense, intangible assets amortization expense and charges associated with items of the variety typically highlighted by the company in its quarterly earnings releases.

Consolidated GAAP Results

A comparison of results from operations is as follows:

	First Quarter
(In millions, except per share amounts)	2012	2011
Net sales	$1,956	$1,834
Gross margin	973	924
Operating earnings	232	169
Earnings from continuing operations before income taxes	244	172
Income tax expense (benefit)	85	(189)
Earnings from continuing operations*	159	367
Earnings (loss) from discontinuing operations, net of tax	(2)	130
Net earnings *	157	497

Diluted earnings per common share from continuing operations: *	$0.50	$1.07

Weighted average diluted common shares outstanding	317.7	344.2

Highlighted Items, Stock-Based Compensation Expense and Intangible Assets Amortization Expense

The table below includes highlighted items, stock-based compensation expense and intangible assets amortization expense for the first quarter of 2012.

(per diluted common share)	First Quarter 2012
GAAP Earnings per Common Share	$0.50

Highlighted Items:
Reorganization of business charges	0.02
Gain on equity investments	(0.03)

Total Highlighted Items	(0.01)

Stock-based compensation expense	0.09

Intangible assets amortization expense	0.01

Total Stock-Based Compensation Expense and Intangible Assets Amortization Expense	0.10

Total Non-GAAP Adjustments	0.09

Non-GAAP Earnings per Common Share	$0.59

Conference Call and Webcast

Motorola Solutions will host its quarterly conference call beginning at 7 a.m. U.S. Central Daylight Time (8 a.m. U.S. Eastern Daylight Time) on Wednesday, April 25. The conference call will be webcast live with audio and slides at www.motorolasolutions.com/investor.

Use of Non-GAAP Financial Information

In addition to the GAAP results included in this presentation, Motorola Solutions also has included non-GAAP measurements of results. We have provided these non-GAAP measurements to help investors better understand our core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to our competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate performance of the businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP.

Highlighted items: The company has excluded the effects of highlighted items (and any reversals of highlighted items recorded in prior periods) from its non-GAAP operating expenses and net income measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to the company’s past operating performance.

Stock-based compensation expense: The company has excluded stock-based compensation expense from its non-GAAP operating expenses and net income measurements. Although stock-based compensation is a key incentive offered to our employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding stock-based compensation expense primarily because it represents a significant non-cash expense. Stock-based compensation expense will recur in future periods.

Intangible assets amortization expense: The company has excluded intangible assets amortization expense from its non-GAAP operating expenses and net income measurements, primarily because it represents a significant non-cash expense and because the company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the company’s acquisitions. Investors should note that the use of intangible assets contributed to the company’s revenues earned during the periods presented and will contribute to the company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Details of the above items and reconciliations of the non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

Business Risks

This press release contains “forward-looking statements” within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. We can give no assurance that any future results or events discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, Motorola Solutions’ financial outlook for the second quarter of 2012. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 9 through 22 in Item 1A of Motorola Solutions, Inc.’s 2011 Annual Report on Form 10-K and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions and factors that may impact forward-looking statements include, but are not limited to: (1) the economic outlook for the government and enterprise communications industries; (2) the level of demand for the company’s products, particularly if businesses and governments defer or cancel purchases in response to tighter credit; (3) the company’s ability to introduce new products and technologies in a timely manner; (4) negative impact on the company’s business from global economic conditions, which may include: (i) potential deferment or cancellation of purchase orders by customers; (ii) the inability of customers to obtain financing for purchases of the company’s products; (iii) increased demand to provide vendor financing to customers; (iv) increased financial pressures on third-party dealers, distributors and retailers; (v) the viability of the company’s suppliers that may no longer have access to necessary financing; (vi) counterparty failures negatively impacting the company’s financial position; (vii) changes in the value of investments held by the company’s pension plan and other defined benefit plans; and (viii) the company’s ability to access the capital markets on acceptable terms and conditions; (5) the company’s ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions; (6) risks related to dependence on certain key suppliers, subcontractors, third-party distributors and other representatives; (7) the impact on the company’s performance and financial results from strategic acquisitions or divestitures, including those that may occur in the future; (8) risks related to the company’s manufacturing and business operations in foreign countries; (9) the creditworthiness of the company’s customers and distributors, particularly purchasers of large infrastructure systems; (10) exposure under large systems and managed services contracts, including risks related to the fact that certain customers require that the company build, own and operate their systems, often over a multi-year period; (11) the ownership of certain logos, trademarks, trade names and service marks including “MOTOROLA” by Motorola Mobility Holdings, Inc.; (12) variability in income received from licensing the company’s intellectual property to others, as well as expenses incurred when the company licenses intellectual property from others; (13) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (14) the impact of foreign currency fluctuations, including the negative impact of a strengthening U.S. dollar on the company when competing for business in foreign markets; (15) the impact of the percentage of cash and cash equivalents held outside of the United States; (16) the ability of the company to pay future dividends due to possible adverse market conditions or adverse impacts on the company’s cash flow; (17) the ability of the company to repurchase shares under its repurchase program due to possible adverse market conditions or adverse impacts on the company’s cash flow; (18) the impact of changes in governmental policies, laws or regulations; (19) the outcome of currently ongoing and future tax matters; and (20) negative consequences from the company’s outsourcing of various activities, including certain manufacturing, information technology and administrative functions. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

Definitions

*	Amounts attributable to Motorola Solutions, Inc. common stockholders
**	Non-GAAP financial information excludes from GAAP results the effects of stock-based compensation expense, intangible assets amortization expense and highlighted items
***	Total cash = Cash and cash equivalents + Sigma Fund (current) and short-term investments

About Motorola Solutions

Motorola Solutions is a leading provider of mission-critical communication products and services for enterprise and government customers. Through leading-edge innovation and communications technology, it is a global leader that enables its customers to be their best in the moments that matter. Motorola Solutions trades on the New York Stock Exchange under the ticker “MSI.” To learn more, visit www.motorolasolutions.com. For ongoing news, please visit our media center or subscribe to our news feed.

Media Contacts

Nick Sweers

Motorola Solutions

+1 847-576-2462

nicholas.sweers@motorolasolutions.com

Tama McWhinney

Motorola Solutions

+1 847-538-1865

tama.mcwhinney@motorolasolutions.com

Investor Contacts

Shep Dunlap

Motorola Solutions

+1 847-576-6899

shep.dunlap@motorolasolutions.com

Jason Winkler

Motorola Solutions

+1 847-576-4995

jason.winkler@motorolasolutions.com

MOTOROLA, MOTO, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2012 Motorola Solutions, Inc. All rights reserved.

GAAP-1

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Three Months Ended
	March 31, 2012	April 2, 2011
Net sales from products	$1,444	$1,374
Net sales from services	512	460

Net sales	1,956	1,834
Costs of products sales	658	624
Costs of services sales	325	286

Costs of sales	983	910

Gross margin	973	924

Selling, general and administrative expenses	472	461
Research and development expenditures	254	239
Other charges (income)	9	5
Intangibles amortization	6	50

Operating earnings	232	169

Other income (expense):
Interest expense, net	(14)	(20)
Gain on sales of investments and businesses, net	17	18
Other	9	5

Total other income	12	3

Earnings from continuing operations before income taxes	244	172
Income tax expense (benefit)	85	(189)

Earnings from continuing operations	159	361
Earnings (loss) from discontinued operations, net of tax	(2)	130

Net earnings	157	491
Less: Loss attributable to noncontrolling interests	—	(6)

Net earnings attributable to Motorola Solutions, Inc.	$157	$497

Amounts attributable to Motorola Solutions, Inc. common shareholders
Earnings from continuing operations, net of tax	$159	$367
Earnings (loss) from discontinued operations, net of tax	(2)	130

Net earnings	$157	$497

Earnings (loss) per common share
Basic:
Continuing operations	$0.51	$1.09
Discontinued operations	(0.01)	0.38

	$0.50	$1.47

Diluted:
Continuing operations	$0.50	$1.07
Discontinued operations	(0.01)	0.37

	$0.49	$1.44

Weighted average common shares outstanding
Basic	311.3	337.4
Diluted	317.7	344.2

	Percentage of Net Sales*
Net sales from products	73.8%	74.9%
Net sales from services	26.2%	25.1%

Net sales	100%	100%

Costs of products sales	45.6%	45.4%
Costs of services sales	63.5%	62.2%

Costs of sales	50.3%	49.6%

Gross margin	49.7%	50.4%

Selling, general and administrative expenses	24.1%	25.1%
Research and development expenditures	13.0%	13.0%
Other charges (income)	0.5%	0.3%
Intangibles amortization	0.3%	2.7%

Operating earnings	11.9%	9.2%

Other income (expense):
Interest expense, net	-0.7%	-1.1%
Gain on sales of investments and businesses, net	0.9%	1.0%
Other	0.5%	0.3%

Total other income (expense)	0.6%	0.2%

Earnings from continuing operations before income taxes	12.5%	9.4%
Income tax expense (benefit)	4.3%	-10.3%

Earnings from continuing operations	8.1%	19.7%
Earnings (loss) from discontinued operations, net of tax	-0.1%	7.1%

Net earnings	8.0%	26.8%
Less: Loss attributable to noncontrolling interests	0.0%	-0.3%

Net earnings attributable to Motorola Solutions, Inc.	8.0%	27.1%

*	Percentages may not add up due to rounding

GAAP- 2

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	March 31,	December 31,
	2012	2011
Assets
Cash and cash equivalents	$1,720	$1,881
Sigma Fund and short-term investments	2,047	3,210
Accounts receivable, net	1,717	1,866
Inventories, net	471	512
Deferred income taxes	640	613
Other current assets	772	676
Current assets held for disposition	10	10

Total current assets	7,377	8,768

Property, plant and equipment, net	874	896
Investments	168	166
Deferred income taxes	2,318	2,375
Goodwill	1,430	1,428
Other assets	274	294
Non-current assets held for disposition	2	2

Total assets	$12,443	$13,929

Liabilities and Stockholders’ Equity
Current portion of long-term debt	$404	$405
Accounts payable	594	677
Accrued liabilities	2,573	2,721
Current liabilities held for disposition	12	12

Total current liabilities	3,583	3,815

Long-term debt	1,126	1,130
Other liabilities	3,624	3,710
Total Motorola Solutions, Inc. stockholders’ equity	4,085	5,214

Noncontrolling interests	25	60

Total liabilities and stockholders’ equity	$12,443	$13,929

Total cash*	$3,767	$5,091
Net cash**	2,237	3,556

*	Total cash = Cash and cash equivalents + Sigma Fund + Short-term investments
**	Net cash = Total cash—Notes payable and current portion of long-term debt—Long-term debt

GAAP- 3

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	March 31, 2012	April 2, 2011
Operating
Net earnings attributable to Motorola Solutions, Inc.	$157	$497
Loss attributable to noncontrolling interests	—	(6)

Net earnings	157	491
Earnings (loss) from discontinued operations, net of tax	(2)	130

Earnings from continuing operations	159	361
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	53	91
Non-cash other expense (income)	1	(8)
Share-based compensation expense	43	39
Gain on sales of investments and businesses, net	(17)	(18)
Deferred income taxes	27	(114)
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	141	175
Inventories	9	(10)
Other current assets	(100)	(13)
Accounts payable and accrued liabilities	(249)	(221)
Other assets and liabilities	2	(49)

Net cash provided by operating activities from continuing operations	69	233

Investing
Acquisitions and investments, net	92	—
Proceeds from (used for) sales of investments and businesses, net	(54)	52
Capital expenditures	(49)	(27)
Proceeds from sales of property, plant and equipment	—	1
Proceeds from purchases of Sigma Fund investments, net	1,163	1,241

Net cash provided by investing activities from continuing operations	1,152	1,267

Financing
Repayment of debt	(1)	—
Contribution to Motorola Mobility	—	(3,200)
Issuance of common stock	30	70
Purchase of common stock	(1,365)	—
Excess tax benefits from share-based compensation	6	—
Payment of dividends	(70)	—
Distribution from (to) discontinued operations	(11)	209

Net cash provided by used for financing activities from continuing operations	(1,411)	(2,921)

Discontinued Operations
Net cash provided by operating activities from discontinued operations	2	189
Net cash used for investing activities from discontinued operations	—	(6)
Net cash provided by (used for) financing activities from discontinued operations	11	(209)
Effect of exchange rate changes on cash and cash equivalents from discontinued operations	(13)	26

Net cash provided by (used for) financing activities from discontinued operations	—	—

Effect of exchange rate changes on cash and cash equivalents from continuing operations	29	(23)

Net decrease in cash and cash equivalents	(161)	(1,444)
Cash and cash equivalents, beginning of period	1,881	4,208

Cash and cash equivalents, end of period	$1,720	$2,764
Financial Ratios:
Free cash flow*	$20	$206

*	Free cash flow = Net cash provided by operating activities—Capital expenditures

GAAP- 4

Motorola Solutions, Inc. and Subsidiaries

Segment Information

(In millions)

Summarized below are the Company's Net sales and Operating earnings by reportable segment for the three months ended March 31, 2012 and April 2, 2011.

Net Sales

	Three Months Ended
	March 31, 2012	April 2, 2011	% Change
Government	$1,301	$1,167	11%
Enterprise	655	667	-2%

Company Total	$1,956	$1,834	7%

Operating Earnings

	Three Months Ended
	March 31, 2012	April 2, 2011	% Change
Government	$150	$99	52%
Enterprise	82	70	17%

Company Total	$232	$169	37%

Non-GAAP-1

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Adjustments (Intangibles Amortization Expense, Stock-Based Compensation Expense and Highlighted Items)

Q1 2012

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$6	$2	$4	0.01
Stock-based compensation expense	Cost of sales, SG&A and R&D	43	13	30	0.09
Reorganization of business charges	Cost of sales and Other charges (income)	9	3	6	0.02
Gain on equity investments	Gain on sales of investments and businesses, net	(16)	(6)	(10)	(0.03)

Total continuing operations impact		$42	$12	$30	$0.09

Non-GAAP-2

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Segment Information

(In millions)

Net Sales

	Three Months Ended
	March 31, 2012	April 2, 2011	% Change
Government	$1,301	$1,167	11%
Enterprise	655	667	-2%

Company Total	$1,956	$1,834	7%

Non-GAAP Operating Earnings

	Three Months Ended
	March 31, 2012	April 2, 2011	% Change
Government	$184	$134	37%
Enterprise	106	132	-20%

Company Total	$290	$266	9%

Non-GAAP Operating Earnings %

	Three Months Ended
	March 31, 2012	April 2, 2011	% Change
Government	14.1%	11.5%	23%
Enterprise	16.2%	19.8%	-18%

Company Total	14.8%	14.5%	2%

Non-GAAP-3

Motorola Solutions, Inc. and Subsidiaries

Operating Earnings after Non-GAAP Adjustments

Q1 2012

	TOTAL	Government	Enterprise
Net sales	$1,956	$1,301	$655
Operating earnings	$232	$150	$82

Above-OE non-GAAP adjustments:
Stock-based compensation expense	43	27	16
Reorganization of business charges	9	7	2
Intangibles amortization expense	6	—	6

Total above-OE non-GAAP adjustments	58	34	24

Operating earnings after non-GAAP adjustments	$290	$184	$106
Operating earnings as a percentage of net sales—GAAP	11.9%	11.5%	12.5%
Operating earnings as a percentage of net sales—after non-GAAP adjustments	14.8%	14.1%	16.2%

Motorola Solutions, Inc. and Subsidiaries

Backlog Information

(In millions)

During the first quarter of 2012, the Company has changed its methodology for reporting backlog. Prior to the first quarter of 2012, the Company excluded service orders such as maintenance and extended warranty contracts from backlog. Additionally, certain product and system installation labor orders that were for delivery beyond a certain time frame, typically 18 months, were excluded from backlog. Our new methodology now includes all service, product, and system installation orders that have been received, and are believed to be firm. Under the “Current Method,” as shown below, 39% of the Government backlog and 79% of the Enterprise backlog as of March 31, 2012 were expected to be recognized as revenue in the next 12 months, although the Company cannot give any assurances of such fulfillment.

The Company’s backlog under the previous method and current method as of March 31, 2012 and December 31, 2011 was as follows:

March 31, 2012	Previous Method	Current Method
Government	$2,096	$5,076
Enterprise	520	954

	$2,616	$6,030

December 31, 2011	Previous Method	Current Method
Government	$2,005	$4,426
Enterprise	478	875

	$2,483	$5,301